CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 18 to Registration Statement Nos. 333-01153 and 811-07549 of the Variable Annuity-1 Series Account of Great-West Life & Annuity Insurance Company on Form N-4 of our report dated March 23, 2007 on the financial statements of Variable Annuity-1 Series Account of Great-West Life & Annuity Insurance Company and our report dated March 30, 2007 on the consolidated financial statements of Great-West Life & Annuity Insurance Company which report expresses an unqualified opinion on the financial statements and financial statement schedules, and includes an explanatory paragraph referring to the change in method of accounting for share-based payments and defined benefit and other post-retirement plans as required by accounting guidance which Great-West Life & Annuity Insurance Company adopted on January 1, 2006 and December 31, 2006, respectively, appearing in the Statement of Additional Information and to the reference to us under the headings “Condensed Financial Information” and “Independent Registered Public Accounting Firm” in the Prospectus and under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statements.

/s/DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Denver, Colorado

April 20, 2007